Exhibit 10.25

                            DEED OF INDUSTRIAL LEASE
                            ------------------------
                                  (TRIPLE NET)

                             Basic Lease Information

Date:       November 15, 2004

Landlord:   CalEast Industrial Investors. LLC. a California limited liability company.

Tenant:     GigaBeam Corporation, a Delaware corporation

Premises (section 1.1): The space(s) in the building(s) outlined in Exhibit
            A, containing approximately 5,397 square feet (more or less) of building area, the street address(es) of which is (are) known as 470 Spring Park Place. Suite 900, Herndon. Virginia 20170 (subject to adjustment in accordance with the terms of Paragraph 1 of the Addendum)

Building (section 1.1): The building containing approximately 52,855 square feet (more or less of building area), the street address of which is known as 470 Spring Park Place. Hemdon. Virginia 20170

Property (section 1.1): The land and the building(s) outlined in Exhibit A, containing approximately 357,463 square feet (more or less) of total building area, located in Herndon. Virginia and known as Spring Park Technology Center

Term (section 2.1): Three (3) years and two (2) days

Commencement Date (section 2.1): November 29. 2004 (subject to Tenant's rights under section 2.2 herein)

Expiration Date (section 1.1): November 30, 2007

Monthly Base Rent (dollars per month) (section 3. l(a)):
            Commencement Date - 11/ 30/05 - $5,621.88
            12/01/05 - Date Immediately Preceding the Expansion Date - $5.790.53 Expansion Date - 11/30/06 - S9.870.83
            12/01/06 - 11/30/07 - $ 10,166.96

Tenant's Percentage Share (section 3.l(b)): 1.51% (provided, however, that on and after the Expansion. Date, the Tenant's Percentage Share shall be automatically increased to 2.57%)* *subject to further increase in the event Tenant exercises its Right of First Offer under Paragraph 5 of the Addendum

Tenant's Tax Percentage Share (section 3.1(b)): 5.14 %(provided, however, that on and after the Expansion Date, the Tenant's Fax Percentage Share shall be automatically increased to 8.77%)* *subject to further increase in the event Tenant exercises its Right of First Offer under Paragraph 5 of the Addendum

Initial Additional Monthly Rent Estimate (dollars per month) (section 3.2):
            $1,785.51


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

Security Deposit (section 3.3): $20.000.00 (subject to reduction in accordance with the terms of section 3.3 herein)

Rent Payment Address (section 3.2): CalEast Industrial Investors. LLC
                                    Herndon - Spring Park
                                    5127 Collections Center Drive
                                    Chicago. Illinois 60693

Permitted Use of the Premises (section 4.1): Design, development and manufacturing of wireless communications equipment and general office and warehousing related thereto

Landlord's Address (section 14.1): CalEast Industrial Investors. LLC, c/o
            LaSalle Investment Management, Inc.. 100 East Pratt Street. Baltimore. Maryland 21202 attention: Ed Brickley . and a copy simultaneously c/o CB Richard Ellis, Inc., 485 Spring Park Place. Suite 600. Herndon, Virginia 20170, Attn: Bahram Soihjou

Tenant's Address (section 14.1):    GigaBeam Corporation
                                    470 Spring Park Place. Suite 900
                                    Herndon, Virginia 20170

Real Estate Broker(s) (section 14.6): CB Richard Ellis, Inc. and Advantis Real
            Estate Services Company


Exhibit A - Plan(s) Outlining the Premises and the Property

Exhibit B - Description of Landlord's Work

Exhibit C - Form of Memorandum Confirming Term

Exhibit D - Permitted Use of Hazardous Materials

Exhibit E - Rules and Regulations

Other Attachments (if any): Addendum


      The foregoing BASIC LEASE INFORMATION is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the Lease, the BASIC LEASE INFORMATION shall control.

G1GABEAM CORPORATION,                    CALEAST INDUSTRIAL INVESTORS. LLC.
a Delaware corporation                   a California limited liability company,
By: /s/ Gilbert G. Goldbeck
    -------------------------------
    Title: CFO
    -------------------------------
                                         By: LASALLE INVESTMENT MANAGEMENT,
                                         INC.. a Maryland corporation, Manager

                                         By: /s/ Edward P. Brickley
                                             ---------------------------------

                                         Title: Vice President
                                                ------------------------------


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 Premises .......................................................     1
      1.1 Lease of Premises ..............................................     1
ARTICLE 2 Term ...........................................................     1
      2.1 Term of Lease ..................................................     1
      2.2 Improvements ...................................................     1
      2.3 Adjustment of Expiration Date ..................................     1
      2.4 Holding Over ...................................................     1
ARTICLE 3 RENT ...........................................................     2
      3.1 Base Rent and Additional Rent ..................................     2
      3.2 Procedures .....................................................     2
      3.3 Security Deposit ...............................................     2
      3.4 Late Payment ...................................................     3
      3.5 Other Taxes Payable by Tenant ..................................     3
      3.6 Certain Definitions ............................................     3
      3.7 No Accord and Satisfaction .....................................     4
ARTICLE 4 Use of the Premises ............................................     4
      4.1 Permitted Use ..................................................     4
      4.2 Environmental Definitions ......................................     4
      4.3 Environmental Requirements .....................................     4
      4.4 Compliance With Law ............................................     5
      4.5 Entry by Landlord ..............................................     5
      4.6 Rules and Regulations ..........................................     5
ARTICLE 5 Utilities and Services .........................................     5
      5.1 Tenant's Responsibilities ......................................     5
ARTICLE 6 Maintenance and Repairs ........................................     6
      6.1 Obligations of Landlord ........................................     6
      6.2 Obligations of Tenant ..........................................     6
ARTICLE 7 Alteration of the Premises .....................................     7
      7.1 No Alterations by Tenant .......................................     7
      7.2 Landlord's Property ............................................     7
ARTICLE 8 Indemnification and Insurance ..................................     7
      8.1 Damage or Injury ...............................................     7
      8.2 Insurance ......................................................     7
      8.3 Waiver of Subrogation ..........................................     8
      8.4 Landlord Insurance Requirements ................................     8


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

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

ARTICLE 9 Assignment or Sublease .........................................     8
      9.1 Prohibition ....................................................     8
ARTICLE 10 Events of Default and Remedies ................................     9
      10.1 Default by Tenant .............................................     9
      10.2 Termination ...................................................     9
      10.3 Tenant's Primary Duty .........................................    10
      10.4 Abandoned Property ............................................    10
      10.5 Landlord Default ..............................................    10
ARTICLE 11 Casualty ......................................................    10
      11.1 Casualty ......................................................    10
ARTICLE 12 Eminent Domain ................................................    10
      12.1 Condemnation ..................................................    10
ARTICLE 13 Subordination and Sale ........................................    11
      13.1 Subordination .................................................    11
      13.2 Estoppel Certificate ..........................................    11
ARTICLE 14 Miscellaneous .................................................    11
      14.1 Notices .......................................................    11
      14.2 General .......................................................    12
      14.3 No Waiver .....................................................    12
      14.4 Attorneys' Fees ...............................................    12
      14.5 Exhibits ......................................................    12
      14.6 Broker(s) .....................................................    12
      14.7 Waivers of Jury Trial and Certain Damages .....................    12
      14.8 Entire Agreement ..............................................    12
EXHIBIT A PLAN(S) OUTLINING THE PREMISES AND THE PROPERTY ................     1
EXHIBIT B DESCRIPTION OF LANDLORD'S WORK .................................     1
EXHIBIT B-1 WORK PLAN ....................................................     1
EXHIBIT C MEMORANDUM CONFIRMING TERM .....................................     1
EXHIBIT D PERMITTED USE OF HAZARDOUS MATERIALS ...........................     1
EXHIBIT E RULES AND REGULA TIONS .........................................     1
ADDENDUM .................................................................     1


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

                            DEED OF INDUSTRIAL LEASE

      THIS DEED OF INDUSTRIAL LEASE, made as of the date specified in the Basic Lease Information, is by and between Landlord and Tenant.

                                   WITNESSETH:

                                    ARTICLE I
                                    Premises

      1.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises located on the Property, all as outlined on the plan(s) attached hereto as Exhibit A. The Property includes the land and the building(s) in which the Premises is located. During the term of this Lease. Tenant shall have the nonexclusive right to use only for their intended purposes the common areas in the Property that are designated by Landlord as common areas. Landlord shall have the right from time to time to change the size, location, configuration, character or use of any such common areas, construct additional improvements or facilities in any such common areas, or close any such common areas.

                                    ARTICLE 2
                                      Term

      2.1 Term of Lease. The term of this Lease shall be the term specified in the BASIC LEASE Information, which shall commence on the Commencement Date and, unless sooner terminated as hereinafter provided, shall end on the Expiration Date. If Landlord, for any reason whatsoever, does not deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but, in such event, the Commencement Date shall be postponed until the date on which Landlord delivers possession of the Premises to Tenant. Except for the improvements to be constructed or installed by Landlord pursuant to Exhibit B (if any), Landlord shall have no obligation to construct or install any improvements in the Premises or the Property and Tenant shall accept the Premises "as is" on the Commencement Date. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness, for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease.

      2.2 Improvements. Landlord shall construct or install the improvements to be constructed or installed by Landlord pursuant to Exhibit B (the "Landlord's Work") and Landlord shall deliver possession of the Premises to Tenant on the Commencement Date or the date of substantial completion of the Landlord's Work, whichever is later, and Tenant shall accept such delivery of the Premises. The date of substantial completion of the Landlord's Work shall be the date on which construction is sufficiently complete so the improvements may be used or occupied for their intended purpose as permitted under this Lease. If the Landlord's Work is substantially complete and the Premises is ready for occupancy by Tenant prior to the Commencement Date, Tenant shall have the right to take early occupancy of the Premises prior to the Commencement Date and the term of this Lease shall commence on such date of early occupancy by Tenant, in which event the Commencement Date shall be advanced to such date of early occupancy.

      2.3 Adjustment of Expiration Date. If the Expiration Date as determined in accordance with section 2.1 or section 2.2 hereof is not the last day of a calendar month, then a period of time equal to the number of days between the scheduled Expiration Dale and the last day of such calendar month shall be added to the term such that the actual Expiration Date shall occur on the last day of the calendar month. Landlord and Tenant each shall, promptly after the actual Commencement Date and the actual Expiration Date have been determined, execute and deliver to the other a Memorandum Confirming Term in the form of Exhibit C attached hereto, but the term of this Lease shall commence and end in accordance with this Lease whether or not the Memorandum Confirming Term is executed.

      2.4 Holdover Rent. If, with consent by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease. Tenant shall become a tenant from month to month under this Lease, but the Base Rent during such month to month tenancy shall be equal to one hundred fifty percent (150%) of the Base Rent in effect at the expiration of the term of this Lease. Landlord and Tenant each shall have the right to terminate such month to month tenancy by giving at least thirty (30) days" written notice of termination to the other at any time, in which event such tenancy shall terminate on the termination date set forth in such termination notice.


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

                                    ARTICLE 3
                                      Rent

      3.1 Base Rent and Additional Rent. Tenant shall pay to Landlord the following amounts as rent for the Premises:

      (a) During the term of this Lease, Tenant shall pay to Landlord, us base monthly rent, the amount of monthly Base Rent specified in the Basic Lease Information.

      (b) During each calendar year (or part thereof) during the term of this Lease, Tenant shall pay to Landlord, as additional monthly rent, (x) Tenant's Percentage Share of all CAM Expenses paid or incurred by Landlord in such year;
(y) Tenant's Percentage Share of all Insurance Costs paid or incurred by Landlord in such year, and (z) Tenant's Tax Percentage Share of all Property Taxes incurred by Landlord in such year for the two buildings within Spring Park Technology Center that contain approximately 104,922 aggregate rentable square feet and are known as 470 and 480 Spring Park Place, Herndon, Virginia (the "Tax Lot").

      (c) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease. As used in this Lease, 'rent" shall mean and include all Base Rent, additional monthly rent and additional rent payable by Tenant in accordance with this Lease. Tenant shall pay without notice, demand, deduction or offset all Base Rent and additional monthly rent under section 3.1 hereof to Landlord, in advance, on or before the first day of each calendar month during the term of this Lease, at the address for the payment f rent specified in the Basic Lease Information, or to such other person or at such other place us Landlord may from time to time designate in writing.

      3.2 Procedures. Landlord's estimate of the initial monthly rent payable by Tenant under Section 3.1 (b) hereof each month for the balance of the first calendar year after the Commencement Date is specified in the Basic Lease Information. On or before the first day of each subsequent calendar year during the term of this Lease, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amounts payable under section 3.1 (b) for the ensuing calendar year. Tenant shall pay such estimated amounts to Landlord in equal monthly installments, in advance, on or before the Commencement Date and on or before the first day of each calendar month during the term of this Lease. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's current estimate. On or before April 30lh of each calendar year Landlord will deliver to Tenant a statement of the actual CAM Expenses. Property Taxes and Insurance Costs for the previous year, and, as applicable, Tenant shall pay Landlord within 30 days of Tenant's receipt of such statement, the amount of any deficiency of the estimated amounts actually collected by Landlord during the previous calendar year compared to the actual amounts shown on such statement or Landlord shall credit any excess amounts collected to the next monthly installments of the amounts payable by Tenant under section 3. 1(b) hereof fur, if the term of this Lease has ended. Landlord shall refund the excess to Tenant with such statement). Tenant or Tenant's authorized agent or representative shall have the right once each calendar year to inspect the books of Landlord relating to CAM Expenses. Property Taxes and Insurance Costs for he prior calendar year at the office of Landlord's property manager for the Property for the purpose of verifying the information in such statement. If the term of this Lease commences or ends on a day other than the first or last day of a calendar year, respectively, the amounts payable by Tenant under section 3.1(b) hereof applicable to the calendar year in which such term commences or ends shall be prorated according to the ratio which the number of days during the term of this Lease in such calendar year boars to three hundred sixty-five
(365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to tins section to be performed after such termination.

      3.3 Security Deposit. Upon signing this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord as security for the performance by Tenant of all of its obligations under this Lease and Tenant shall not be entitled to interest thereon. Notwithstanding anything to the contrary contained in this Lease, (i) provided that no Event of Default has then occurred, the amount of the Security Deposit shall be reduced to $15,000 on the sixth (6th) month anniversary of the Commencement Day, and (ii) provided that no Event of Default has then occurred, the amount of the Security Deposit shall be reduced to $10,000 on the second (2nd) anniversary of the Commencement Date, if Tenant fails to perform any of its obligations under this Lease, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, to cure any such failure by Tenant. If Landlord applies the


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

Security Deposit or any part thereof to cure any such failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Security Deposit to the full amount required by this section 3.3. Landlord shall return any remaining portion of the Security Deposit to Tenant within thirty
(30) days after termination of this Lease. Upon termination of the original Landlord's or any successor owner's interest in the Premises, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord's or such successor owner's transferring the Security Deposit to the new owner.

      3.4 Late Payment. If any monthly installment of Base Rent or additional monthly rent is not received by Landlord within ten (10) days after such installment is due. Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent installment as liquidated damages. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate of seven and one-half percent (7.5%) per annum, and Tenant shall pay such interest to Landlord on written demand.

      3.5 Other Taxes Payable by Tenant. Tenant shall reimburse Landlord, as additional rent, upon written demand for all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the cost or value of Tenant's furniture, fixtures, equipment and other personal property located in the Premises or the cost or value of any improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (b) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent so long as such tax is a tax on rent,
(c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent) or franchise taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for. or as an addition to any such taxes, assessments, excises, levies, fees and charges.

      3.6 Certain Definitions. As used in this Lease, certain words are defined as follows:

      (a) "CAM Expenses" shall mean all direct and indirect costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance or repair of the Property or providing services in accordance with this Lease, including, but not limited to. all utilities: management fees and expenses: snow and ice removal: maintenance of the fire suppression systems; accounting and other professional fees and expenses; painting the exterior of the Property: maintaining and repairing the foundations, the exterior walls and roof, the parking and loading area, the sidewalks, landscaping and common areas, and the other parts of the Property: costs and expenses required by or resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Property: and costs and expenses of contesting by appropriate proceedings any matter concerning managing, operating, maintaining or repairing the Property, or the validity or applicability of any law. ordinance, rule, regulation or order relating to the Property, or the amount or validity of any Property Taxes. CAM Expenses shall not include Property Taxes. Insurance Costs, charges payable by Tenant pursuant to section 3.5 hereof, depreciation on the Property, costs of tenants' improvements, real estate brokers' commissions, interest, or capital costs for major roof or major parking lot replacement or restoration work necessitated by lire or other casualty damage lo the extent of net insurance proceeds received by Landlord with respect thereto.

      (b) "Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges and any tax. assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto of .'very kind and description, whether or not now customary or within the contemplation Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against the Tax Lot or any part thereof or any personal property used in connection with the Tax Lot. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent) or franchise taxes of Landlord, unless levied or assessed against Landlord in whole or in pan in lieu


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

of, as a substitute for. or as an addition to any Property Taxes. Property Taxes shall not include charges payable by Tenant pursuant to section 3.5 hereof.

      (c) "Insurance Costs" shall mean all premiums and other charges for all property, earthquake, flood, loss of rental income, business interruption, liability and other insurance relating to the Property carried by Landlord.

      3.7 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount of monthly Base Rent and additional rent or any other sum due hereunder. shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction.

                                   ARTICLE 4

                               Use of the Premises

      4.1 Permitted Use. Tenant shall use the Premises only for the Permitted Use of the Premises and for no other purpose whatsoever. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy carried by Landlord for the Property, or will in any way increase the existing rate of, or disallow any fire rating or sprinkler credit, or cause a cancellation of, or affect any insurance for the Property. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Property, or injure or annoy them. Tenant shall not store any materials, equipment or vehicles outside the Premises and agrees that no washing of any type including washing vehicles) shall take place in or outside the Premises. Tenant shall not receive, store or otherwise handle any product or material that is explosive or highly inflammable. Tenant shall not install any signs on the Premises without the prior written consent of Landlord.

      4.2 Environmental Definitions. As used in this Lease. "Hazardous Material" shall mean any hazardous substance, hazardous waste, hazardous material, toxic substance, asbestos, polychlorinated biphenyl, infectious or medical waste, petroleum or petroleum product as defined by any federal, state or local law, now existing or later adopted during the term of this Lease. As used in this Lease. "Environmental Law" shall mean all federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental authorities pertaining to the protection of human health and safety or the environment, now existing or later adopted during the term of this Lease. As used in this Lease, "Permitted Materials" shall mean the materials, which are not Hazardous Materials, handled by Tenant in the ordinary course of conducting the Permitted Use and any Hazardous Material that is listed by name and maximum quantity and approved by Landlord on Exhibit D attached hereto.

      4.3 Environmental Requirements. Tenant shall not (nor permit others to) use, .store or otherwise handle any Hazardous Material which is not a Permitted Material on or about the Premises and all Permitted Materials shall be stored in a manner that protects the Premises, the Property and the environment from accidental spills and releases. Tenant shall obtain and maintain in effect all permits and licenses required pursuant to any the ENVironmental Law for Tenant's activities on the Premises, and Tenant shall at all times comply with all applicable Environmental Laws. Tenant shall not store or cause or permit to occur any release of any Hazardous Material or any condition of pollution or nuisance on or about the Premises and if kind release of a Hazardous Material to the environment, or any condition of pollution or nuisance, occurs on or about or beneath the Premises as a result of any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. Tenant shall, at Tenant's sole cost and expense, promptly undertake all remedial measures required to clean up and abate or otherwise respond to the release, pollution or nuisance in accordance with all applicable Environmental Laws. On or before the date Tenant ceases to occupy the Premises. Tenant shall remove from the Premises all Hazardous Materials and all Permitted Materials handled by or permitted on the Premises by Tenant. Tenant shall not use. store or handle any chlorinated solvent except for de minimus amounts contained in cleaning supplies provided that such chlorinated solvents and their de minimus amounts are listed and approved by Landlord on Exhibit D and are used in conformance with Environmental Laws and good environmental practice. Landlord and Landlord's representatives shall have the right, but not the obligation, to enter the Premises at any reasonable time


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

for the purpose of inspecting the storage, use and handling of any Hazardous Material on the Premises in order to determine Tenant's compliance with the requirements of this Lease and applicable Environmental Law and Tenant shall correct any violation within five (5) days after Tenant's receipt of notice of such violation from Landlord. Tenant shall indemnity and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including reasonable attorneys' fees and disbursements incurred in the investigation, defense or settlement of claims) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the Premises, of any Hazardous Material introduced or permitted on or about or beneath the Premises by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. The liability of Tenant under this section 4.3 shall survive the termination of this Lease with respect to acts or omissions that occur before such termination.

      4.4 Compliance With Law. Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises, but Tenant shall not be required to make structural changes unless structural changes are related to or required by Tenant's acts or use of the Premises or by improvements made by or for Tenant.

      4.5 Entry by Landlord. Landlord shall have the right to enter the Premises at any time upon 24-hour advance notice (except in the event of an emergency in which event no notice shall be required) to (a) inspect the Premises, (bl exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant's obligations, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises or any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Property, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. All locks for all doors in, on or about the Premises (excluding Tenant's vaults, safes and similar special security areas designated in writing by Tenant) shall be keyed to the master system for the Property. Landlord shall at all times have a key to unlock all such doors and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises.

      4.6 Rules and Regulations. Tenant shall faithfully observe and fully comply with all reasonable rules and regulations (the "Rules and Regulations") from time to time made in writing by Landlord and provided to Tenant for the safety, care, use and cleanliness of the Property or the common areas of the Property and the preservation of good order therein which are not materially inconsistent with Tenant's rights under this Lease. It there is any conflict, this Lease shall prevail over the Rules and Regulations. A copy of all existing Rules and Regulations (including any Rules and Regulations governing alterations or other tenant improvements to be constructed by Tenant within the Premises) is attached hereto as Exhibit E.

                                    ARTICLE 5

                             Utilities and Services

      5.1 Tenant's Responsibilities. Tenant shall pay directly to the appropriate supplier before delinquency, for all utilities and services supplied to the Premises, together with all taxes, assessments, surcharges and similar expenses relating; to such utilities and services. If any such utilities or services are jointly metered with the Premises and another part of the Property. Tenant pay as additional rent Tenant's Building Percentage Share (as defined below) of the cost of such jointly metered utilities and services to Landlord within ten (10) days after receipt of Landlord's written statement for such cost. For purposes of this section 5.1, "Tenant's Building Percentage Share" shall be deemed to be 10.21%; provided however, that on and after the Expansion Date, Tenant's Building Percentage Share shall be automatically increased to 17.41%. Tenant shall furnish the Premises with all telephone service, window washing, security service, janitor, scavenger and disposal services, and other services required by Tenant for the use of the Premises permitted by this Lease. Tenant shall furnish all electric light bulbs and tubes and restroom supplies used in the Premises. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive ordering eviction be deemed to have occurred by reason of. any interruption of or failure to supply or delay in supplying any such utilities and services or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any resource or form of energy or other service serving the Premises or the Property, whether such results from mandatory restrictions or voluntary compliance with guidelines.

                                    ARTICLE 6
                             Maintenance and Repairs

      6.1 Obligations of Landlord. Landlord shall maintain and repair only the foundations, the exterior walls (which shall not include windows, glass or plate glass, doors, special fronts, entries, or the interior surfaces of exterior walls), the roof and other structural components of the Premises and the common areas of the Property and keep them in good condition, reasonable wear and tear excepted. Tenant shall give Landlord written notice of the need for any maintenance or repair for which Landlord is responsible, after which Landlord shall have a reasonable opportunity to perform the maintenance or make the repair. Tenant gives such written notice to Landlord. Tenant waives any right to perform maintenance or make repairs for which Landlord is responsible at Landlord's expense. Any damage to any part of the Property for which Landlord is responsible that is caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant's expense. Landlord represents and warrants that on the Commencement Date, all base-building systems (including, but not limited to, electrical, lighting, plumbing, and HVAC) serving the Premises will be in good working order and operating condition.

      6.2 Obligations of Tenant. Tenant shall, at Tenant's sole cost and expense, maintain and repair the Premises (except only the parts for which Landlord is expressly made responsible under this Lease) and all equipment, fixtures and improvements therein (including windows, glass, plate glass, doors, special fronts, entries, the interior surfaces of exterior walls, interior walls, floors, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing fixtures and equipment, electrical components and mechanical systems) and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear excepted. Tenant shall not damage the Premises or disturb the integrity and support provided by any wall. Tenant shall take good care of the Premises and keep the Premises free from dirt, rubbish, waste arid debris at all times. Tenant shall not exceed the load-bearing capacity of the floors in the Premises. Tenant shall, at Tenant's expense, enter into a regularly scheduled preventative maintenance and service contract with a maintenance contractor approved in writing by Landlord for servicing all hot water, heating, ventilating and air conditioning ("HVAC") systems and equipment in the Premises. The maintenance and service contract shall include all services suggested by the equipment manufacturer and shall become effective (and.Tenant shall deliver a copy to Landlord) within thirty
(30) days after the Commencement Date. Tenant and Tenant's maintenance contractor shall at all times conduct maintenance on the IIVAC equipment at the Premises in accordance with all Federal, state or local laws and repair any leak in the HVAC equipment within the deadline imposed by such Federal, state or local laws. In the event of a replacement of a part or portion of the HVAC equipment which is warranted by the manufacturer and/or guaranteed by the installer, Tenant shall provide the Landlord with a duplicate original of the warranty and/or guarantee. Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear excepted. Landlord represents and warrants that the HVAC systems and equipment serving the Premises shall be in good working order on the Commencement Date. In addition, and notwithstanding anything to the contrary contained in this Section 6.2, in the event the HVAC equipment serving the Premises requires any repair during the first twelve months of the term of this Lease (and provided that such repair is not the result of the negligence or misuse of Tenant, its employees, agents, customers or invitees, or the failure of Tenant to maintain the HVAC equipment as set forth above), then Landlord shall, at its sole cost and expense, complete such repair to the HVAC equipment at the Promises.

                                    ARTICLE 7
                           Alteration of the Premises

      7.1 Mo Alterations bv Tenant. Tenant shall not make any alterations or improvements in or to the Premises or any part thereof, or attach any fixtures thereto, without Landlord's prior written consent. Notwithstanding the preceding sentence, upon prior written notice to Landlord, Tenant may make such alterations or improvements without Landlord's consent only if the total cost of such alterations or improvements is five thousand dollars ($5,000) or less and such alterations or improvements will not affect in any way the structural, exterior or roof elements of the Property or the mechanical, electrical, plumbing or life safety systems of the Property. Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications prepared by responsible licensed architect(s) and engineer(s) in compliance with all applicable codes, laws, ordinances, rules and regulations. Tenant shall engage responsible licensed contractor(s) to perform all work and all work shall be performed in accordance with the plans and specifications approved by Landlord, in a good and workmanlike manner, in till compliance with all applicable laws, codes, ordinances, rules and regulations, and free and clear of any mechanics' liens. Tenant shall pay for all work required to make the alterations and improvements. Tenant shall pay to Landlord all direct costs and shall reimburse Landlord for all expenses incurred by Landlord in connection with the review, approval and supervision of any alterations or improvements made by Tenant.

      7.2 Landlord's Property. All alterations, additions, fixtures and improvements, including any Landlord's Work, made in or to the Premises by Landlord or Tenant, shall become part of the Property and Landlord's property and upon termination of this Lease. Landlord shall have the right to retain all such alterations, additions, fixtures and improvements in the Premises, without compensation to Tenant, or to remove all such alterations, additions, fixtures and improvements from the Premises, repair all damage caused by any such removal and restore the Premises to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made, and in the latter case Tenant shall pay to Landlord, upon billing by Landlord, the cost of such removal, repair and restoration (including a reasonable charge for Landlord's overhead and profit). All movable furniture, equipment, trade fixtures, computers, office machines and other personal property shall remain the property of Tenant and upon termination of this Lease shall be removed by Tenant from the Property and Tenant shall repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 7.2 to be performed after such termination.

                                    ARTICLE 8
                          Indemnification and Insurance

      8.1 Damage or Injury. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in. on or about the Promises or the Property arising at any time and from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations under this Lease, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (except lo the extent caused by the gross negligence or willful misconduct of Landlord) or occurring in, on or about any part of the Property other than the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This section 8.1 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

      8.2 Insurance. Tenant agrees and hereby covenants that it shall, during the entire term hereof, keep in force and effect a policy or policies of (i) commercial general liability insurance with respect to the Premises and the Property, and the business operated by Tenant and any subtenants of Tenant in the Premises, in which the limits shall not be less than $1,000.000 per occurrence and $2,000,000 general aggregate: (ii) business auto liability insurance with limits not less than $1,000,000 for any owned, hired or non owned auto; if tenant has no owned autos. tenant may provide hired and non owned auto liability coverage or agree to provide evidence of auto liability coverage prior to using a vehicle for its business activity on the property: (iii) workers compensation insurance in statutory limits for all or' its employees in the state in which the Property is located and employers liability insurance with limits of $1,000,000 all lines; (iv) umbrella excess liability insurance in excess of underlying coverages required above with limits not less than $5,000,000; (v) all risk property insurance, including business income and extra expense, which insures the improvements, fixtures, inventory, and all other property of Tenant, within the Premises or on the Property, against any loss arising from fire, flooding, lightning, earthquake, windstorm, hail, rain, water leakage, seepage, the elements or other casualty, for the Rill replacement value of such property. The liability policies shall name Landlord and any person, firm, or corporation designated by Landlord as an additional named insured, evidenced by an additional insured endorsement reasonably acceptable to Landlord, and shall contain a clause stating that the insured will not cancel or materially reduce the insurance below the limits required without first giving Landlord (30) days prior written notice. Such insurance shall be primary to Landlord and the coverage afforded by such policy will not be subject or entitled to any contribution, reduction, or other benefit from or by reason of any insurance coverage carried by Landlord and will be issued by and earned with an insurance company with a minimum Best's Rating of A- VII or better or as otherwise approved by Landlord. A certificate of insurance, as Landlord may require, shall be immediately delivered to Landlord prior to commencement and at each renewal.

      8.3 Waiver of Subrogation. Each of Landlord and Tenant waives on behalf of all insurers under all policies of property insurance now or hereafter carried by such insuring or covering the Premises or the Property, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any such insurer might otherwise, if at all, have to any claims of Tenant against Landlord or Landlord against Tenant, as applicable. Landlord and Tenant shall procure from each of the insurers under all policies of property insurance now or hereafter carried by such party insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of either party against the other as required by this section 8.3.

      8.4 Landlord Insurance Requirements. Landlord shall, at all times during the term of this Lease, secure and maintain:

      (a) All risk property insurance coverage on the Property. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition or improvement which Tenant may make upon the Premises. In addition Landlord shall secure and maintain rental income insurance and any other insurance coverage required to be maintained by any mortgagee of the property. If the annual cost to Landlord for such property or rental income insurance exceeds the standard rates because of the nature of Tenant's operations. Tenant shall, upon the receipt of appropriate invoices, reimburse Landlord for such increased cost.

      (b) Commercial general liability insurance with limits not less than $5,000,000 per occurrence and aggregate. Such insurance shall be in addition to. and not in lieu of insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

                                    ARTICLE9
                             Assignment or Sublease

      9.l Prohibition. Tenant shall not. directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign I including, any assignment by operation of law) this Lease or any interest herein or sublease the Premises or any pan thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant. No assignee or subtenant of Tenant shall have a right further to assign this Lease or sublease the Premises, and all money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease in excess of the total amount of rent which Tenant is obligated to pay to Landlord under this Lease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease) shall be paid by Tenant to Landlord as additional rent. No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. Tenant shall pav to Landlord all direct costs and shall reimburse Landlord for all expenses incurred by Landlord in connection with any assignment or sublease requested by Tenant.

                                   ARTICLE 10
                         Events of Default and Remedies

      10.1 Default by Tenant. The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

      (a) Tenant fails to pay any Base Rent, or any additional monthly rent under section 3.1 hereof, or any other amount of money payable by Tenant hereunder as and when such rent becomes due and payable and such failure continues for more than five (5) days after Landlord gives written notice thereof to Tenant: provided, however, that after the second such failure in a calendar year, only the passage of time, but no further written notice, shall be required to establish an Event of Default in the same calendar year: or

      (b) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Landlord gives written notice thereof to Tenant: provided, however, that if. by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period often (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period often (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach; or

      (c) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction. (ii) makes an assignment for the benefit of its creditors, or (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property: or

      (d) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-tip or liquidation of Tenant: or

      (e) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

      10.2 Termination. If an Event of Default occurs. Landlord shall have the right at any time to give a written termination notice to Tenant and. on the date specified in such notice. Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination. Landlord shall have the full and immediate right to possession of the Premises and Landlord shall have the right to recover from Tenant all unpaid rent which had been earned at the time of termination, all unpaid rent for the balance of the term of this Lease after termination, and all other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom: provided, however, that upon such termination. Landlord shall use its reasonable good faith efforts to mitigate its damages and any rental from reletting paid to Landlord during the remainder of what would have been the term of this Lease (less all costs of reletting incurred by Landlord, including, without limitation, tenant improvements and leasing commissions) shall be credited against Tenant's obligations under this Section
10.2. If an Event of Default occurs and Landlord does not exercise its right to terminate, then this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right 10 recover all rent as it becomes due under this Lease. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default. Landlord shall have the rights to exercise and enforce all rights and remedies granted or permitted by law and the remedies provided for in this Lease are cumulative and in addition to all other remedies available to Landlord at law or in equity by .statute or otherwise surrender of the Premises can be effected only by the written agreement of Landlord and Tenant and exercise by Landlord of any remedy shall not be deemed to be an acceptance of surrender of the Premises by Tenant, cither by agreement or by operation of law.

      10.3 Tenant's Primary Duty. All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all costs incurred or paid by Landlord shall be deemed additional rent hereunder and Tenant shall pay the same to Landlord on written demand, together with interest on all such sums and costs from the date of expenditure by Landlord to the date of repayment by Tenant at the rate often percent (10%) per annum.

      10.4 Abandoned Property. If Tenant abandons the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

      10.5 Landlord Default. If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages. Notwithstanding any other provision of this Lease. Landlord shall not have any personal liability under this Lease. In the event of any default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Property, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord.

                                   ARTICLE II

                                    Casualty

      11.1 Casualty. If fire or other casualty damages the Premises or common areas of the Property necessary for Tenant's use and occupancy of the Premises and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, officers, employees, contractors, licensees or invitees, then, during the period the Premises is rendered unusable by such damage. Tenant shall be entitled to a reduction in Base Rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Notwithstanding anything to the contrary contained in the immediately preceding sentence, if the Property or the Premises, or any part thereof, is damaged by tire or other casualty before the Commencement Date or during the term of this Lease and (a) such fire or other casualty occurs during the last twelve (12) months of the term of this Lease, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord, or (c) the repair and restoration work to be performed by Landlord cannot, as reasonably estimated by Landlord, be completed within four (4) months after the occurrence of such tire or other casualty, then, in any such event. Landlord shall have the right, by giving written notice to Tenant within sixty (60) days alter the occurrence of such fire or other casualty, to terminate this Lease as of the date of such notice, if Landlord does not exercise the right to terminate this Lease in accordance with this section, this Lease shall (subject to the terms of this section) remain in full force and effect and Landlord shall repair such damage and restore the Property and the Premises to substantially the same condition in which the Property and the Premises existed before the occurrence of such lire or other casualty. Landlord shall not be obligated to repair any damage to. or to make any replacement of. any movable furniture, equipment, trade fixtures or personal property in the Premises. Tenant shall, at Tenant's sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures and personal property. A total destruction of the Property shall automatically terminate this Lease effective as of the date of such total destruction.

                                   ARTICLE 12

                                 Eminent Domain

      12.1 Condemnation. Landlord shall have the right to terminate this Lease if any part of the Premises or any substantial part of the Property (whether or not it includes the Premises) is taken by exercise of the power , it eminent domain including any voluntary conveyance in lieu thereof) before the Commencement Dale or during the term of this Lease. Tenant shall have the right to terminate this

Lease if a substantial portion of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease and the remaining portion of the Premises is not reasonably suitable for Tenant's purposes. In each such case, Landlord or Tenant shall exercise such termination right by giving written notice to the other within thirty (30) days after the date of such taking, if either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 12.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 12.1, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and Tenant's Percentage Share shall be reduced as of the date of such taking in the proportion that the area of the Premises so taken bears to the total area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking. All awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth below, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

                                   ARTICLE 13

                             Subordination and Sale

      13.1 Subordination. This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Property or on or against Landlord's interest or estate therein, all without the necessity of having further installments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord.

      13.2 Estoppel Certificate. At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a ) that this Lease is unmodified and in full force and effect; (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that neither Landlord or Tenant is not in default under this Lease, except as to defaults specified in such certificate; and (d)such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Property or any part thereof. At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, deliver to Landlord copies of all current financial statements (including a balance sheet, an income statement, and an accumulated retained earnings statement), annual reports, and oilier financial and operating information and data of Tenant prepared by Tenant in the course of Tenant's business. Unless available to the public. Landlord shall disclose such financial statements, annual reports and other information or data only to actual or prospective purchasers or mortgage lenders of the Property or any part thereof, and otherwise keep them confidential unless other disclosure is required by law.

                                   ARTICLE 14

                                  Miscellaneous

      14.1 Notices. All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery, courier or air express service) and addressed to Landlord at the address to Landlord specified in the BASIC LEASE INFORMATION for at such other place as Landlord may from lime to time designate in a written notice to Tenant) or to Tenant at the address of Tenant specified in the BASIC LEASE INFORMATION (or at such other place as Tenant may from time to time designate in a written notice to Landlord). Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of hand delivery if hand delivered. Any request, approval, consent, notice or other communication under this Lease may be given on behalf of a party by the attorney for such party.

      14.2 General. Time is of the essence of this Lease and each and all of its provisions. This Lease shall benefit and bind Landlord and Tenant and the permitted personal representatives, heirs, successors and assigns of Landlord and Tenant. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. Tenant shall not record this Lease or any memorandum or short form of it. This Lease shall be governed by and consumed in accordance with the laws of the state in which the Property is located. All capitalized terms used but not defined in the body of the Lease shall have the same meaning given to such term in the BASIC LEASE INFORMATION.

      14.3 No Waiver. The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

      14.4 Attorneys' Fees. If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment.

      14..5 Exhibits. Exhibit A (Plan(s) Outlining the Premises and the Property), Exhibit B Description of Landlord's Work), Exhibit B-l (Work Plan), Exhibit C (Form of Memorandum Confirming Term), Exhibit D (Hazardous Materials). Exhibit E (Rules and Regulations), addendum and any other attachments specified in the BASIC LEASE INFORMATION, are attached to and made a part of this Lease.

      14.6 Broker(s). Tenant warrants and represents to Landlord that Tenant has negotiated this Lease directly with the real estate broker(s) specified in the BASIC LEASE INFORMATION and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker to act for Tenant in connection with this Lease.

      14.7 Waivers of Jury Trial and Certain Damages. Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: This Lease: any past, present or future act, omission, conduct or activity with respect to this
Lease: any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease: or the enforcement of thus Lease. Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys' fees, costs and expenses as provided in this Lease, for any breach of this Lease.

      14.8 Entire Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreement and understandings, oral or written, if any between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Property. There are no commitments, representations or assurances between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any commitments, representations or assurances is solely upon commitments, representations and assurances expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an agreement in writing signed by Landlord and Tenant.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease of the date specified in the BASIC LEASE INFORMATION.



GIGABEAM CORPORATIION,                  CALEAST INDUSTRIAL INVESTORS, LLC.,
a Delaware corporation                  a California limited liability company.

By: /s/ Gilbert G. Goldbeck 11/18/04    By: LASALLE INVESTMENT MANAGEMENT, INC.,
    ---------------------------------       a Maryland corporation, Manager

Title: CFO                              By: Edward P. Brickley
       ------------------------------       ----------------------------------

                                        Title: Vice President
                                               -------------------------------

                                    EXHIBIT A
                 PLAN(S) OUTLINING THE PREMISES AND THE PROPERTY




The site plan or floor plan is used solely for the purpose of identifying the approximate location and size of' the Premises. Building sizes, site dimensions, access, common and parking areas, and existing tenants and locations are subject to change at Landlord s discretion.


                                   Exhibit A-1

                                    EXHIBIT B

                         DESCRIPTION OF LANDLORD'S WORK.

1. Paint, using Duron paint (Color No. CW002W/ Rain Shinner) the entire
Premises.

2. Install Patcraft carpet (Color No. 00296-00097/Professor) and vinyl base cove (using Johnsonnite base cove -Color No.30/Ink) in those portions of the Premises (which includes the kitchen and the breakroom) marked to be carpeted on the attached Exhibit B-1

3. Install building standard vinyl composite tile (using Armstrong vinyl composite tile - Color Mo. 51933, Blue Cloud) in those portions of the Premises marked to be tiled on the attached Exhibit B-1.

4. Replace the damaged ceiling tiles.


                                   Exhibit B-1

                              EXHIBIT B-l WORK PLAN


                                   Exhibit B-1

                                    EXHIBIT C

                           MEMORANDUM CONFIRMING TERM

      THIS MEMORANDUM, made as of December 13, 2004, by and between CALEAST INDUSTRIAL INVESTORS, LLC, a California limited liability company (-Landlord"), and GIGABE AM CORPORATION, a Delaware corporation ("Tenant").

                                  W I T N E S S E T H:
Recital of Facts:

      Landlord and Tenant entered into the Deed of Industrial Lease (the "Lease") dated November __, 2004. Words defined in the Lease have the same meanings in this Memorandum.

      NOW. THEREFORE, in consideration of the covenants in the Lease, Landlord and Tenant agree as follows:

      1. Landlord and Tenant hereby confirm that:

      (a) The Commencement Date under the Lease is December 13, 2004 and the Expiration Date under the Lease is December 14, 2007;and

      (b) The date on which Landlord completed the improvements pursuant to Exhibit B to the Lease (if any) is December 13, 2004. The date on which Landlord delivered possession of the Premises to Tenant as required by the Lease, and Tenant's obligation to pay rent begins under the Lease is Dec 13 2004.

      2. Tenant hereby confirms that:

      (a) All commitments, representations and assurances made to induce Tenant to enter into the Lease have been fully satisfied:

      (b) All improvements to the Property and in the Premises to be constructed or installed by Landlord have been completed and furnished in accordance with the Lease to the satisfaction of Tenant and Tenant has accepted and is in full and complete possession of the Premises.

      3. This Memorandum shall be binding upon and inure to the benefit of Landlord and Tenant and their permitted successors and assigns under the Lease. The Lease is in full force and effect.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date first hereinabove written.

GIGABEAM CORPORATION,                    CALEAST INDUSTRIAL INVESTORS, LLC,
a Delaware corporation                   a California limited liability company.

By: /s/ Gillbert G. Goldbeck
    --------------------------------
Title: CFO                               By: LASALLE INVESTMENT MANAGEMENT
       -----------------------------

                                         Bv: /s/ Edward P. Brickley
                                             --------------------------------
                                         Title: Vice President
                                                -----------------------------


                                   Exhibit C-1

                                    EXHIBIT D
                      PERMITTED USE OF HAZARDOUS MATERIALS


Name of Hazardous Material                      Maximum Amount Per Year

Acetone                                         Approximately one quart
Flux                                            Approximately one gallon
Solder                                          Approximately one gallon
IPO (alcohol)                                   Approximately one gallon
Batteries for Liebert system                    Five


                                   Exhibit D-1

                                    EXHIBIT E
                              RULES AND REGULATIONS

                                    ADDENDUM

1. Expansion of Premises. Tenant acknowledges that as of the date of this Lease, the approximately 3,803 square feet of space contiguous to the Premises and more clearly shown on the attached Exhibit A (the "Expansion Premises") is currently leased to The Lincoln Electric Company (the "Existing Tenant"), and Tenant intends to enter into an agreement (the "Expansion Premises Agreement") with the Existing Tenant whereby the Existing Tenant will either sublet the Expansion Premises to Tenant or assign to Tenant all of the Existing Tenant's right to occupy the Expansion Premises. Upon the earlier of (y) the receipt of a fully-executed Expansion Premises Agreement (and provided that Landlord has consented to the terms of such Expansion Premises Agreement), and (z) the Expansion Date (as defined below). Landlord shall, at its sole cost and expense,
(i) install an approximately 6' x 7' opening in the demising wall that currently separates the Premises from the Expansion Premises in substantially the location shown on the attached Exhibit A. (ii) install an approximately 3' x 7' opening in the demising wall that currently separates the Premises from the Expansion Premises in substantially the location shown on the attached Exhibit A. (iii) paint the Expansion Premises using Duron paint (Color No. CVVO()2W/Ram Shinner),
(iv) replace the existing carpet in the Expansion Premises with Patcraft carpet (Color No. 00296-00097/Professor), (v) replace the existing vinyl composite tile m the Premises with Armstrong vinyl composite tile (Color No. 51933/Blue Cloud),
(vi) replace the existing carpet in the demo area of the Expansion Premises with Armstrong vinyl composite tile (Color No. 51933/Blue Cloud), and (vi) replace all damaged ceiling tiles in the Expansion Premises.

      Effective as of the later of (i) January 22, 2006, and (ii) the date upon which the lease agreement with the Existing Tenant expires and the Existing Tenant surrenders possession of the Premises to Landlord (the "Expansion Date"), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the Expansion Premises on the same terms and conditions set forth in this Lease, and on and after the Expansion Date, all references to the Premises in the Lease will be deemed to include the Expansion Premises.

2. Parking. Tenant and its customers and employees shall have the right to use, on a non-exclusive basis in common with the other tenants of the Property, 3.6 parking spaces for every 1,000 square teet of space then being leased by Tenant. All such parking spaces may be used without charge by Tenant during the initial term of this Lease.

3. Use of Roof. Subject to the terms and conditions of this Paragraph 3, Tenant shall have the right, for no additional rental charge or other fee to Landlord except as expressly provided below, throughout the term of this Lease, to install and maintain, at its sole cost and expense, communication equipment and additional mechanical/11 VAC units (the "Additional Equipment") on the roof of the Building, provided that: (a) such Additional Equipment complies with all applicable governmental laws, statutes, regulations, rules, codes and ordinances: (b) the size, weight, design, materials, colors, content, exact location and the manner of installation or attachment of such Additional Equipment shall have first been approved by Landlord in writing, which approval shall not be unreasonably withheld, (c) the operation of the Additional Equipment shall not cause any interference to any other tenants of the Property or interfere with any rights granted to any other tenant of the Property, (d) Tenant, provides Landlord with at least one (I) day prior written notice of Tenant's intention to access the roof of the Building and Tenant, ai its sole cost and expense, coordinates with the roofing manufacturer, contractor or installer designated by Landlord to ensure that the installation, maintenance and removal of the Additional Equipment shall not in any way unreasonably damage the roof of the Building or void any roof warranty or guaranty then in effect, (e) reliant provides to Landlord an insurance certificate from Tenant's contractors evidencing the insurance coverages required under section 8.2 of this Lease and complying with the terms of section 8.2 herein, and (f) Landlord shall have the right to have a representative present at the lime any installation, maintenance or removal of the Additional Equipment is performed. Notwithstanding the foregoing, in the event of an emergency involving the Additional Equipment. Tenant may access the roof of the Building without notifying Landlord (but Tenant shall use all reasonable efforts to contact a specified representative of Landlord by phone at 703-437-5039. or such other representative of which Landlord notified Tenant in writing) and Tenant shall remain responsible to indemnity and defend Landlord in accordance with the terms of this Paragraph 3. All costs and expenses in connection with the construction, installation, governmental approval, maintenance and removal of such .Additional Equipment and (he reasonable costs incurred by Landlord in reviewing and approving the plans for such Additional Equipment, shall he paid by Tenant. If the operations of the Additional Equipment by Tenant shall at any time cause any interference to any other tenants of the Property or shall interfere with any rights of any other tenant of the Property, then Tenant shall, at Landlord's request and Tenant's expense, take all steps necessary to remedy such situation and or eliminate


                                   Addendum-l
such interference. If such interference cannot be corrected in a reasonable amount of time, not to exceed ten (10) business days, Tenant shall terminate ail usage of the Additional Equipment until such interference is eliminated or until such time that the activity being interfered with is not being conducted. Tenant, at its sole cost and expense, shall maintain such property and liability insurance for the Additional Equipment as Landlord shall reasonably require. Upon termination of this Lease (whether by expiration of the term or otherwise), Tenant shall (subject to Tenant's obligation to coordinate with the roofing manufacturer, contractor or installer designated by Landlord to ensure that the removal of the Additional Equipment shall not in any way unreasonably damage the roof of the Building or void -my roof warranty or guaranty then in effect) remove its Additional Equipment from the roof of the Building and restore the roof of the Building to the condition that existed before installation of such Additional Equipment, ordinary wear and tear and casualty excepted. If upon the termination or expiration of this Lease, Tenant fails to so remove such Additional Equipment from the roof of the Building and repair such damage. Landlord may remove such Additional Equipment, dispose of the same in any manner determined by Landlord in its sole discretion and repair all damage caused thereby, and Tenant shall reimburse Landlord for all reasonable costs and expenses thereby incurred by Landlord within thirty (30) days after receipt of written notice from Landlord to Tenant demanding such reimbursement. Tenant agrees that Landlord shall have no liability to Tenant for such removal and restoration. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages (including, but not limited to, any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant), losses, costs (including any costs incurred by Landlord in the event Tenant's access of the roof or any installation, maintenance or removal of the Additional Equipment voids any warranties or guaranties then in effect) and expenses, including reasonable attorneys' fees and disbursements, arising from or related to Tenant accessing the roof or the installation, maintenance or removal of the Additional Equipment.

4. Signage. Subject to the terms and conditions of this Paragraph 4, Tenant shall have the right, throughout the term of this Lease, to install and maintain, at its sole cost and expense, a sign identifying Tenant on the exterior of the Building, provided that: (a) the installation and maintenance of such sign complies with all applicable governmental laws, statutes, regulations, rules, codes and ordinances; (b) such sign shall have been approved in advance of installation by all appropriate governmental agencies; and (c) the size, design, materials, colors, content, exact location and the manner of attachment of such sign shall have first been approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed. All expenses in connection with the construction, installation, removal, governmental approval and maintenance of Tenant's sign, and the reasonable, documented costs incurred by Landlord in reviewing and approving the plans for such sign, shall be paid by Tenant. Tenant, at its sole cost and expense, shall maintain such property and liability insurance for the sign as Landlord shall reasonably require. Upon termination of this Lease (whether by expiration of the term or otherwise), Tenant shall, at its sole cost and expense, remove its signage from the exterior of the Building and restore the exterior of the Building to the condition that existed before installation of such sign, ordinary wear and tear excepted. If Tenant fails to remove such signage from the exterior of the Building and repair such damage. Landlord may remove such sign, dispose of the same in any manner determined by Landlord in its sole discretion and repair all damage caused thereby, and Tenant shall reimburse Landlord for all reasonable costs and expenses thereby incurred by Landlord within thirty
(30) days after receipt of written notice from Landlord to Tenant demanding such reimbursement. Tenant agrees that Landlord shall have no liability to Tenant for such removal and restoration.

5. Right of First Offer. Tenant shall have a right of first offer (the "Right of First Offer") with respect to any space within the Building located immediately contiguous to the Premises, as the same may be expanded from time to time (the "First Offer Space"). Provided that no Event of Default then exists, Landlord shall notify Tenant in writing (the "Availability Notice") if at any time during the term of this Lease (a) ail or any portion of the First Offer Space is available for lease, or (b) will be available for lease within thirty (30) days after such notice is given. Tenant may, within fifteen (15) business days after the receipt of such notice, submit to Landlord a written offer to lease all of the First Offer Space referenced in the Availability Notice, which offer Landlord may accept or reject in us sole discretion. If Tenant timely submits an offer to Landlord to lease all of the First Otter Space referenced in the Availability Notice and such offer is accepted by Landlord, then the Lease shall be amended (which amendment shall be effective on the later of I i) I he first day that such First Offer Space is available for lease, and (ii) the date of Tenant's notice to Landlord exercising its Right of First Offer) to include the First Offer Space referenced in the Availability Notice and to increase the Tenant's Percentage Share to an amount equal to the ratio of the building area of the Premises (including the First Offer Space referenced in the Availability Notice) to the building area of i he Property specified in the BASIC LEASE INFORMATION and to increase the Tenant's Building Percentage Share to an


                                   Addendum-2
amount equal to the ratio of the building area of" the Premises (including the First Offer Space referenced in the Availability Notice) to the building area of the Building specified in the BASIC LEASE INFORMATION. If Tenant does not timely make an offer pursuant to the terms of this Paragraph 5, or if Landlord does not accept Tenant's offer, Landlord may enter into a lease or leases for all or any portion of the First Offer Space noted in the Availability Notice upon such terms and conditions and with such tenants as Landlord shall determine in its sole discretion and Tenant's Right of First Offer as it relates to the portion of the First Offer Space noted in the Availability Notice shall become null and void. Nothing in this Paragraph 5 shall prohibit Landlord from granting any tenant occupying all or any portion of the First Offer Space a lease renewal or extension. The terms and provisions of this Paragraph 5 shall not be applicable to the Expansion Premises.

6. Option to Renew. Tenant shall have the right and option to extend the term of this Lease for one (1) additional period of five (5) years (the "Extended Term"). The Extended Term shall commence (if at all) immediately upon the Expiration Date. Tenant shall exercise its right and option to extend the term of this Lease for the Extended Term (if at all) by giving Landlord notice of same on or before the two hundred seventieth (270th) day prior to the date that would be the first day of the Extended Term (but in no event shall Tenant be entitled to deliver such notice before the three hundred and sixty fifth (365lh) day prior to the date that would be the first day of the Extended Term). Anything herein to the contrary notwithstanding, Tenant may not exercise any right and option provided for in this Paragraph 6 at any time (a) as of which an Event of Default pursuant to Article 10 of this Lease shall exist, (b) after Landlord shall have terminated Tenant's right to possession of the Premises pursuant to Section 10.2 of this Lease, or (c) after this Lease shall have otherwise been terminated. The Extended Term shall be upon the same terms and conditions as the initial term, except as follows: (a) Tenant shall have no additional right or option to extend the term of this Lease, (b) no additional Landlord's Work shall be performed, and (c) the monthly Base Rent for the Extended Term shall be the fair market rental of the Premises, as the Premises exists at the time of such renewal or, if then damaged or destroyed, as the same would exist after repair or restoration of such damage or destruction, but in no event less than the monthly Base Rent for the month immediately preceding the Extended Term. The fair market rental for the Extended Term shall be determined by Landlord. Within fifteen (15) business days after Landlord receives Tenant's notice exercising the right to extend the term of the Lease, Landlord shall give Tenant a notice stating Landlord's determination of the monthly Base Rent for the Extended Term. Within fifteen (15) business days after receiving Landlord's notice. Tenant shall give a written notice to Landlord in which Tenant either accepts Landlord's determination of the monthly Base Rent for the Extended Term or rejects such determination. If Tenant accepts Landlord's determination of the monthly Base Rent for the Extended Term, the term of this Lease shall be extended for the Extended Term, subject to the agreements, covenants and conditions of this Lease and the monthly Base Rent shall be the amount so determined by Landlord. If Tenant does not accept such determination (either by rejecting such determination or failing to accept Landlord's determination), Tenant's right to extend the term of this Lease for the Extended Term shall terminate.

7. Contingency. Landlord and Tenant acknowledge and agree that the effectiveness of this Lease is contingent upon Tenant entering into the Expansion Premises Agreement with the Existing Tenant and Landlord consenting to the same (which consent Landlord agrees not to unreasonably withhold) and no obligations of Landlord or Tenant shall arise under this Lease unless and until such Expansion Premises Agreement has been executed and consented to bv Landlord. If the Expansion Premises Agreement has not been executed and consented to by Landlord by November 19, 2004, then, at either party's option (which option shall be exercised by delivering written notice to the .otter party on or before November 19, 2004), this Lease shall be of no further force or effect. In the event that neither party exercises its right to terminate this Lease under this Paragraph 7 on or before November 19, 2004, then such termination right shall be null and void and the term of this Lease shall continue in full force and effect.

S. Early Access. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant herein acknowledge and agree that at any lime after the execution of this Lease. Landlord shall grant to Tenant the right to access the Premises for the sole purpose of installing cabling in the Premises. Upon accessing the Premises in accordance with the immediately preceding sentence, Tenant shall be responsible for the performance and observance of all of us obligations and covenants under this Lease with respect to the Premises, except its obligation to pay monthly Base Rent and additional rent under section 3. l
(b), which obligations shall not commence until the Commencement Date. In the event that either party exercises its right to terminate this Lease in accordance with the terms of Paragraph 7 above, then Landlord shall have the right to either retain any such cabling installed by Tenant or to cause Tenant to remove all such cabling and restore the Premises to the condition in which the Premises existed before such cabling was installed.


                                   Addendum-3